UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2016

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Indenture

As previously announced, on November 16, 2016, PDL BioPharma, Inc. (the Company) entered into an underwriting agreement (the Underwriting Agreement) with RBC Capital Markets, LLC (RBC), relating to the issuance and sale of $150,000,000 aggregate principal amount of the Company’s 2.75% Convertible Senior Notes due 2021 (or $172,500,000 if the Underwriters exercise their overallotment option in full) (the Notes). On November 22, 2016, the Company closed its previously announced public offering of such Notes. In connection with the issuance of the Notes, the Company entered into an Indenture (the Base Indenture) with The Bank of New York Mellon Trust Company, N.A., as trustee (the Trustee), as supplemented by a supplemental indenture thereto, between the same parties, and of even date therewith (the Supplemental Indenture, and together with the Base Indenture, the Indenture).

The terms of the Notes are governed by the Indenture. The Notes bear interest at a rate of 2.75% per annum on the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017, to holders of record at the close of business on the preceding May 15 and November 15, respectively. The Notes will mature on December 1, 2021, unless earlier repurchased or converted. The Company may not redeem the Notes prior to their stated maturity date.

The Notes are the senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness. The Notes will be senior in right of payment to any existing or future indebtedness which is subordinated by its terms. The Notes will be structurally subordinated to all debt and other liabilities and commitments of the Company’s subsidiaries and will be effectively junior to the secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding June 1, 2021, in multiples of $1,000 principal amount, under the following circumstances:

•
during any fiscal quarter (and only during such fiscal quarter) commencing after the fiscal quarter ending March 31, 2017, if the last reported sale price of Company common stock for at least 20 trading days (whether or not consecutive), in the period of 30 consecutive trading days, ending on, and including, the last trading day of the immediately preceding fiscal quarter, exceeds 130% of the conversion price for the Notes on each applicable trading day;

•
during the five business day period immediately after any five consecutive trading-day period (the measurement period), in which the trading price per $1,000 principal amount of Notes for each trading day of that measurement period was less than 98% of the product of the last reported sale price of Company common stock and the conversion rate for the Notes for each such trading day; or

•	upon the occurrence of specified corporate events as described in the Indenture.

In addition, holders may convert their Notes at their option at any time beginning on June 1, 2021, and ending on the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.

The Company will settle conversions by paying or delivering, as applicable, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, based on the applicable conversion rate. The initial conversion rate for the Notes will be 262.2951 shares of the Company’s common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $3.81 per share of common stock, subject to adjustments upon the occurrence of certain specified events as set forth in the Indenture. The conversion rate will be subject to adjustment in certain events.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, including any additional interest, to but excluding, the fundamental change repurchase date.

The events of default, which may result in the acceleration of the maturity of the Notes, include default by the Company in the payment of principal of the Notes, default by the Company in the payment of interest, including any additional interest, on the Notes when due and the continuance of such default for a period of 30 days, failure by the Company to perform certain of its agreements required under the Indenture if such failure continues for 60 days after notice is given in accordance with the Indenture, failure by the Company to pay the repurchase price of any Note when due upon a fundamental change, failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture, failure by the Company to provide timely notice of a fundamental change or specified corporate transaction, if required, and such failure continues for 5 business days after notice of such failure is given, failure by the Company to timely discharge certain other indebtedness within 60 days after written notice, entry of certain judgments against the Company which are not paid, discharged or stayed within 30 days, and certain events of bankruptcy or insolvency involving the Company.

If an event of default, other than an event of default involving bankruptcy or insolvency of the Company, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid interest (including additional interest, if any) on all the Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events with respect to the Company occurs, then 100% of the principal amount of, and all accrued and unpaid interest on, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consist exclusively of the right of the holders of the Notes to receive additional interest on the Notes.

The foregoing description of the Base Indenture, the Supplemental Indenture and related form of note are qualified by reference to the to the complete text of such documents, which are attached to this Current Report as Exhibits 4.1, 4.2 and 4.3, respectively. The Base Indenture, Supplemental Indenture and form of note are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Indenture in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated November 22, 2016

4.2	Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated November 22, 2016

4.3	Form of 2.75% Convertible Senior Note due 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: November 28, 2016

Exhibit Index

Exhibit No.	Description

4.1	Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated November 22, 2016

4.2	Supplemental Indenture between the Company and The Bank of New York Mellon Trust Company, N.A, as trustee, dated November 22, 2016

4.3	Form of 2.75% Convertible Senior Note due 2021